Exhibit 10.20

(FOR MAXIMAL GUARANTEE <Contains Country Risk Clause>)

PLEASE AFFIX A REVENUE STAMP	GUARANTY	Date: June 29, 2018

To: MUFG Bank, Ltd.

Address: 1-1-1 Miyahara, Yodogawa-ku, Osaka City MegaChips Corporation Guarantor: Akira Takada, CEO Address: 5451 Patrick Henry Drive Santa Clara, CA 95054 Obligor: SiTime Corporation

The Guarantor hereby guarantees, and shall be jointly and severally liable (rentai hosho) with the Obligor with respect to any and all obligations which the Obligor owes or may hereafter owe to MUFG Bank, Ltd. (hereinafter, the “Bank”) under or pursuant to BANK TRANSACTION AGREEMENT executed by the Obligor on August 31, 2015. The Guarantor hereby agrees to follow the terms and conditions of the BANK TRANSACTION AGREEMENT and the terms and conditions set forth below.

Article 1

The maximum liability of the Guarantor under this Guaranty is [ US$50,000,000- ].

In the event that any of the guaranteed obligations are denominated in any currency other than set forth above, the amount of any payment obligation in such other currency shall be converted, for the purpose of calculating the maximum limit, into the currency above, at the foreign exchange rate quoted or offered by the Bank as of any day as determined by the Bank in its sole discretion from among the days during the period from and including the due date of the Obligor’s performance (or the due date upon acceleration, as the case may be) to and including the date of the actual performance by the Guarantor.

Article 2

With respect to the obligations which the Obligor may hereafter owe to the Bank, the Guarantor guarantees the obligation which will occur on or before June 30, 2019.

Article 3

The Guarantor shall not set off any deposits or any other credits of the Obligor with the Bank.

Article 4

The Guarantor shall not seek to be discharged from its obligations hereunder even if the Bank changes or releases any security or any other guarantee at the Bank’s discretion.

Article 5

If and when the Guarantor performs any obligations under this Guaranty, the Guarantor shall exercise the rights obtained from the Bank by subrogation to the extent mutually agreed between the Bank and the Guarantor so long as transactions between the Obligor and the Bank continue.

Article 6

In case in which the Guarantor has given or will give in the future any other guarantee in regard to any of the Obligor’s obligations to the Bank, the total amount of the obligations guaranteed of the Guarantor shall be the aggregate of such guarantees, and this Guaranty shall not affect any such other guarantees and vice versa.

Article 7

The Guarantor hereby acknowledges and confirms that it shall perform its obligations hereunder in the same currency as the corresponding obligations by the Obligor to the Bank (including any debts under any loan transactions) are to be performed. If any obligations by the Obligor to the Bank have arisen from a loan transaction or transactions, the Guarantor shall pay the principal, interest and damages thereunder in the same currency as the currency in which the Obligor borrowed such amounts from the Bank.

In the event that the Obligor pays or tenders the payment in any currency (the “Other Currency”) other than the currency set forth in the preceding paragraph, the validity and the effective extent of such tender or payment shall be determined by the mutual agreement between the Bank and the Obligor.

Regardless of any material or critical change in the financial environments or circumstances or in any applicable laws or regulations, any governmental (including quasi-governmental) orders, rules, so-called reschedulings or other dispositions or else (including any non-enforceable dispositions), which may take place whether in Japan or abroad, and whether or not it affects the Obligor or any of the Obligor’s obligations regarding the guaranteed obligations in any manner, the obligations of the Guarantor to perform the obligations in accordance with the terms and conditions of this Guaranty shall not be affected thereby in any manner and the Guarantor shall remain fully responsible and liable to perform its obligations hereunder (including its obligations under the preceding 3 paragraphs) in accordance with this Guaranty. Notwithstanding the foregoing, if the Guarantor may not perform any of its obligations under this Guaranty in the currency as described in Paragraph 1 above or otherwise in accordance with this paragraph due to any restriction binding upon the Guarantor under the Foreign Exchange and Foreign Trade Law or any other applicable law or regulation or any governmental order or disposition, the Guarantor shall indemnify the Bank against any costs, expenses and damages incurred or suffered by the Bank due to such order or restriction up to the maximum limit set forth in Article 1 above.

The obligations which the Guarantor owes pursuant to the preceding 3 paragraphs are indemnity obligations which are independent from the Obligor’s principal obligations and the Guarantor hereby consents that Article 448 of the Civil Code does not apply to such obligations.

Article 8

The formation, validity, construction and the performance of this Guaranty must be governed by the laws of Japan.

(FOR MAXIMAL GUARANTEE <Contains Country Risk Clause>)

For Bank Use Only

(Branch in charge of Guarantor)			(Branch in charge of Obligor)
Approval Seal	Signature verified	Enforced	Approval Seal	Signature verified	Enforced

2008. 05 0S (Retention: 10 years after release from guaranty)